UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2011

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 1, 2011, the Compensation Committee of the Board of Directors of Daktronics, Inc. (the “Company”) recommended and the Board of Directors approved a change in the compensation plans for William R. Retterath, the Chief Financial Officer, Bradley T. Wiemann, the Vice President - Commercial Business Unit, and Reece A. Kurtenbach, Vice President – Live Events Business Unit.  Specifically, the Board of Directors approved the following new annual base salaries for these individuals, effective on December 16, 2011:

Name	Salary
William R. Retterath	$199,980
Bradley T. Wiemann	$184,620
Reece A. Kurtenbach	$191,700

The Compensation Committee of the Board of Directors also recommended and the Board of Directors approved a modification of the formula-based variable compensation plan for all the Named Executive Officers for fiscal 2012, which consist of the three executives named above and James B. Morgan, Chief Executive Officer, and Dr. Aelred J. Kurtenbach, Chairman of the Board.  Under the formula, which is effective on December 1, 2011, variable compensation is zero if operating income is less than 2.5% and increases to a target payout at 10% operating margin and a maximum payout at an operating income margin of 12.5%.  The rate of the increase varies at various levels and is based on the following thresholds:

Operating Income Margin Thresholds	Percentage of Targeted Payout
2.5% - 5.0%	0% - 25.0%
5.0% - 7.5%	25.0% - 60.0%
7.5% - 10.0%	60.0% - 100.0%
10.0% - 12.5%	100.0% - 120.0%

The formula provides for a targeted payout of seven and one-half months of salary for Mr. James Morgan; five and one-half months of salary for Mr. Retterath, Mr. R. Kurtenbach and Mr. Wiemann; and 3 months of salary for Dr. Aelred J.  Kurtenbach.

Also, effective December 1, 2011, the Board of Directors authorized grants of incentive stock options to purchase shares of the Company’s common stock and grants of restricted stock units under the Company’s 2007 Stock Incentive Plan (the “Plan”) to four of the Named Executive Officers as indicated below.

Each of these new incentive stock options vests annually as to 20% of the shares subject to the option over five years beginning on the first anniversary of the date of grant, has a ten-year term, is subject to the terms and conditions of the Plan, and has an exercise price equal to the fair market value of the Company’s common stock on the grant date, which was $9.24.  Each of the new restricted stock units also vests annually as to 20% of the shares subject to the restricted stock unit over five years beginning on the first anniversary of the date of grant and is subject to the terms and conditions of the Plan.  Copies of the Plan and the forms of agreements under which these options and restricted stock units were granted are on file with the Securities and Exchange Commission as exhibits to the Company’s reports.

The following table described the grants of the options and restricted stock units to four of the Company’s Named Executive Officers effective on December 1, 2011:

		Incentive Stock Options	Restricted Stock Units
Name	Title	Shares Underlying Options	Restricted Stock Units
James B. Morgan	Chief Executive Officer	11,500	2,300
William R. Retterath	Chief Financial Officer	11,000	2,200
Bradley T. Wiemann	Vice President	10,500	2,100
Reece A. Kurtenbach	Vice President	10,500	2,100

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

	By:	/s/ William R. Retterath
William R. Retterath, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: December 2, 2011